UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        October 18, 2011

Bank of Granite Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15956	56-1550545
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 128, 23 North Main Street

Granite Falls, North Carolina 28630

(Address of Principal Executive Offices) (Zip Code)

                           (828) 496-2000

(Registrant’s telephone number, including area code)

                    Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INDEX

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Item 5.07 – Submission of Matters to A Vote of Security Holders	3

Signatures	4

Item 5.07 Submission of Matters to A Vote of Security Holders

On October 18, 2011 Bank of Granite Corporation (the “Company”) held a special meeting of its stockholders. The following Proposals were considered and acted upon at the special meeting:

Proposal 1 – Adopt the Agreement and Plan of Merger, dated as of April 26, 2011, as amended on June 16, 2011 and August 15, 2011, by and among FNB United Corp., Gamma Merger Corporation, a wholly owned subsidiary of FNB United Corp., and the Company, as such agreement may be further amended from time to time and approve the merger described therein.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

10,268,041	123,904	36,846	0

Proposal 2 – Approve on a non-binding, advisory basis, change of control severance payments to certain named executive officers of the Company that are based on or other wise relate to the merger.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

9,355,582	886,955	190,694	0

Proposal 3 – Adjourn the special meeting of stock holders, if necessary, to solicit additional proxies if there are not sufficient votes to approve the merger proposal.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

10,125,479	229,730	73,582	0

The proposals are described in detail in the Definitive Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on September 16, 2011.

The Company’s stockholders approved all three matters. The special meeting of stockholders was not adjourned to a later date.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of Granite Corporation

October 18, 2011	By:	/s/ Jerry A. Felts
Jerry A. Felts
Chief Operating Officer and Chief Financial Officer

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